UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        July 19, 2011

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard, Suite 5450 Houston, Texas	77056-6189
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 621-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On July 19, 2011, Rowan Companies, Inc. (the “Company”) entered into a purchase and sale agreement (the “Agreement”) with Ensign United States Drilling (S.W.) Inc. (the “Buyer”) and Ensign Energy Services Inc. as guarantor of the Buyer’s performance under the Agreement.  Pursuant to the Agreement, the Company agreed to sell to the Buyer, and the Buyer agreed to acquire from the Company, all of the outstanding equity interests in the Company’s land drilling business unit, Rowan Drilling Company, LLC (“Rowan Drilling”), a wholly owned subsidiary of the Company.  Rowan Drilling provides contract drilling services with its fleet of 31 land rigs.

As consideration for the equity interests of Rowan Drilling, the Company will receive $510 million in cash plus working capital, which is currently estimated to be $30 million.  After-tax proceeds from the transaction are estimated to be approximately $370 million and will be redeployed into the Company’s offshore drilling business and recently announced deepwater expansion.   Neither the Company nor any of its affiliates has had a material relationship with the Buyer, other than in respect of the Agreement.

Completion of the transaction is conditioned upon: (1) applicable regulatory approvals, including the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (2) the absence of legal impediments prohibiting the transaction; (3) there having not occurred any Business Material Adverse Effect, as defined in the Agreement; and (4) other customary closing conditions.

The Board of Directors of the Company has authorized and approved the transactions contemplated by the Agreement.

The assertions and other statements or disclosures embodied in the representations, warranties and disclosures were made solely for purposes of the Agreement and may be subject to important qualifications and limitations or other factors agreed to by the parties in connection with negotiating the terms of the transaction.  Moreover, certain of these representations, warranties and disclosures may not be accurate and complete as of any specified date because they may be subject to contractual standards of materiality that differ from standards generally applicable to investors and have been used to allocate risk among the parties rather than to establish matters as facts or otherwise.  Based on the foregoing, you should not rely on the representations, warranties and disclosures included in the Agreement as statements of factual information.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  There can be no assurances that the transaction will be completed on the proposed terms or at all.

ITEM 7.01.	Regulation FD Disclosure.

On July 20, 2011, the Company issued a press release announcing that it entered into the Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  The information disclosed under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and such information, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Purchase and Sale Agreement, dated as of July 19, 2011, by and among Rowan Companies, Inc., Ensign United States Drilling (S.W.) Inc. and Ensign Energy Services Inc. (1)

99.1	Rowan Companies, Inc. Press Release, dated July 20, 2011 announcing entry into the Purchase and Sale Agreement.

1. The schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the registrant undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROWAN COMPANIES, INC.

By:	/s/ William H. Wells
Name:	William H. Wells
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: July 20, 2011

Exhibit Index

Exhibit Number	Description

2.1	Purchase and Sale Agreement, dated as of July 19, 2011, by and among Rowan Companies, Inc., Ensign United States Drilling (S.W.) Inc. and Ensign Energy Services Inc. (1)

99.1	Rowan Companies, Inc. Press Release, dated July 20, 2011 announcing entry into the Purchase and Sale Agreement.

1. The schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the registrant undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Commission.